Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three and Twelve Months Ended

December 31, 2022

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, EVP & Chief Investment Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR FOURTH QUARTER AND FULL-YEAR 2022

Positive Operational Trends Contribute to Fourth Quarter and

Full-Year Financial Results Above Expectation

CHATTANOOGA, Tenn. (February 21, 2023) – CBL Properties (NYSE: CBL) announced results for the fourth quarter and year ended December 31, 2022. Financial results for the periods from January 1, 2021, through October 31, 2021, and for the month ended October 31, 2021, are referred to as those of the “Predecessor” period. Financial results for the periods from November 1, 2021 through December 31, 2021; and, from January 1, 2022, through December 31, 2022, are referred to as those of the “Successor” period. Results of operations as reported in the consolidated financial statements for these periods are prepared in accordance with GAAP. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Successor		Predecessor
	Three Months Ended December 31,	For the Period November 1, through December 31,	For the Period October 1, through October 31,
	2022	2021	2021
Net income (loss) attributable to common shareholders	$811	$(151,545)	$(393,262)
Funds from Operations ("FFO")	$63,214	$(92,968)	$(360,265)
FFO, as adjusted (1)	$67,173	$63,178	$43,163

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,
	2022	2021	2021
Net loss attributable to common shareholders	$(96,019)	$(151,545)	$(470,627)
Funds from Operations ("FFO")	$178,616	$(92,968)	$(144,738)
FFO, as adjusted (1)	$243,521	$63,178	$286,649

(1)
For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release.

For the Predecessor periods, FFO, as adjusted, allocable to Operating Partnership common unitholders, did not include interest expense related to the senior secured notes and credit facility. Interest payments on these loans were not required to be made during the Predecessor periods due to the Company’s bankruptcy filing on November 1, 2020.

KEY TAKEAWAYS:

•
Consistent strong occupancy increases, higher percentage and other rents contributed to improvement in 2022 same-center NOI to $443.4 million. FFO, as adjusted for the year, for 2022 was $243.5 million, which was above previously issued guidance.
•
CBL's Board of Directors declared a 50% increase in the regular quarterly dividend rate for the first quarter 2023 to $0.375 per share. During 2022, CBL’s Board of Directors declared a total of $2.95 per share in dividends on its common stock, including $0.75 per share in regular quarterly dividends as well as a special all-cash dividend of $2.20 per share, demonstrating CBL's commitment to returning value to shareholders.
•
Portfolio occupancy as of December 31, 2022, was 91.0%, representing a 170-basis-point increase from occupancy of 89.3% as of December 31, 2021 and an increase of 50-basis-points from occupancy of 90.5% as of September 30, 2022. Same-center occupancy for malls, lifestyle centers and outlet centers was 89.6% as of December 31, 2022, a 170-basis-point increase from 87.9% as of December 31, 2021.

•
Fourth quarter new and renewal comparable space leases were signed at 4.5% lower average rents versus the prior leases. The decline was driven by 10 renewal leases with one tenant. Excluding these 10 renewal leases, average renewal and total lease spreads were flat.
•
Same-center tenant sales per square foot for the 12-months ended December 31, 2022, declined 2.6% to $435, compared with $447 for the prior period.
•
As of December 31, 2022, the Company had $337.1 million of unrestricted cash and marketable securities.
•
CBL issues 2023 FFO, as adjusted, per share, guidance in the range of $5.85 - $6.47 and 2023 same-center NOI guidance in the range of $418 million - $440 million. Guidance assumes that positive trends in occupancy and operations are offset by lower percentage rent, an unfavorable variance in the estimate for uncollectable revenues due to lower recoveries, and the net impact of lease spreads. FFO, as adjusted is also impacted by higher interest expense, primarily related to floating rate debt. More details outlined below.

“CBL enjoyed a strong and successful 2022 in all respects," said Stephen D. Lebovitz, CBL's chief executive officer. "We are pleased with our excellent fourth quarter and full-year 2022 operational and financial results, highlighted by adjusted FFO and NOI above expectations. This performance was driven primarily by strong occupancy growth both sequentially and year-over-year with portfolio occupancy improving 170 basis points over year-end 2021. Our results also benefited from higher specialty income and percentage rents and disciplined expense management. We were cautious going into the year given the macro-economic challenges, including interest rate hikes and inflationary pressure. Despite these headwinds, we enjoyed healthy tenant demand and limited store bankruptcies or closings. Traffic at our properties confirmed the consumers’ ongoing support of in-person shopping and experiences with full-year sales per square foot just 2.6% lower than 2021 levels, while remaining more than 12% above pre-pandemic levels in 2019.

"Our guidance for 2023 reflects our expectation for additional occupancy gains as new tenant demand remains at a high level. We are adding new restaurants, entertainment users and successful regional and local retailers. Additionally, expenses are expected to remain relatively in-line despite inflationary pressures. However, we expect a greater impact from bankruptcies and store closures in 2023 based on recent tenant announcements and reviews of tenant credit risk, and a lower contribution from percentage rents with the expectation that sales will moderate. Generally, new leasing demand remains healthy, and we have significant activity occurring across our portfolio that will contribute to our cash flows in 2023 and going forward.

"Our 2022 results and significant free cash flow has contributed to our strong cash balance, which funded the return of significant value to shareholders in 2022 through more than $91 million in cash dividends. We further demonstrated our commitment to our shareholders with the recently announced 50% increase in our regular quarterly dividend and are committed to pursuing opportunities that would meaningfully contribute to shareholder value in the future. The strength and flexibility of our balance sheet improved materially in 2022, with over $1.1 billion in financing activity completed. Major milestone achievements include refinancing our 10% Notes with non-recourse mortgage debt at favorable spreads to the prior rate, as well as several other notable financings through the year. As a result, we enjoy a balance sheet comprised almost-exclusively of non-recourse mortgage debt with significant ongoing amortization reducing leverage further."

Same-center Net Operating Income (“NOI”) (1):

	Successor		Predecessor
	Three months ended December 31, 2022	For the Period November 1, 2021 through December 31, 2021	For the Period October 1, 2021 through October 31, 2021
Total Revenues	$176,091	$122,799	$53,643
Total Expenses	$55,665	$36,981	$17,964
Total portfolio same-center NOI	$120,426	$85,818	$35,679

Estimate for uncollectable revenues (recovery)	$(416)	$(784)	$(782)

(1)
CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Same-Center NOI growth in the fourth quarter benefited from new rent related to occupancy improvements and higher percentage rents, offset by the impact of negative renewal lease spreads and a lower recovery of uncollectable revenues.

	Successor		Predecessor
	Year Ended December 31, 2022	For the Period November 1, 2021 through December 31, 2021	For the Period January 1, 2021 through October 31, 2021
Total Revenues	$661,091	$122,799	$525,059
Total Expenses	$217,732	$36,981	$172,019
Total portfolio same-center NOI	$443,359	$85,818	$353,040

Estimate for uncollectable revenues (recovery)	$(4,339)	$(784)	$2,882

(1)
CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Same-Center NOI growth for the full-year 2022 benefited from new rent related to occupancy improvements, higher percentage rents and a positive variance due to the recovery of uncollectable revenues partially offset by the impact of negative renewal lease spreads and a moderate increase in operating expenses primarily related to inflationary pressure.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of December 31,
	2022	2021
Total portfolio	91.0%	89.3%
Malls, Lifestyle Centers and Outlet Centers:
Total malls	89.1%	87.2%
Total lifestyle centers	92.7%	86.7%
Total outlet centers	90.8%	93.6%
Total same-center malls, lifestyle centers and outlet centers	89.6%	87.9%
All Other:
Total open-air centers	95.3%	94.8%
Total other	93.0%	90.5%

(1)
Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied. Occupancy for open-air centers represents percentage of gross leasable area occupied.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended December 31,	Year Ended December 31,
	2022	2022
Stabilized Malls, Lifestyle Centers and Outlet Centers	(5.0)%	(5.9)%
New leases	34.8%	15.8%
Renewal leases	(5.8)%	(8.0)%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less:

	Sales Per Square Foot for the Trailing Twelve Months Ended December 31,
	2022	2021
Mall, Lifestyle Center and Outlet Center same-center sales per square foot	$435	$447

Same-center tenant sales per square foot for the twelve months ended December 31, 2022, declined 2.6% as compared with prior year.

DIVIDEND

On February 16, 2023, CBL’s Board of Directors declared a regular quarterly cash dividend for the three months ended March 31, 2023, of $0.375 per share, representing an increase of 50%. The dividend, which equates to an annual dividend payment of $1.50 per share, is payable on March 31, 2023, to shareholders of record as of March 15, 2023.

FINANCING ACTIVITY

In 2022, CBL completed more than $1.1 billion in financing activity. Details of financings completed in the fourth quarter 2022 and year-to-date 2023 are outlined below.

In October, CBL finalized the modification of the loan secured by Southpark Mall in Richmond, VA ($54.4 million). The loan was extended through June 2026 at the existing interest rate of 4.85%.

Additionally in October, the modification of the $35.2 million recourse loan secured by The Outlet Shoppes at Gettysburg in Gettysburg, PA was completed. The loan balance was reduced to $21.0 million ($10.5 million at CBL's share), and the loan was converted to non-recourse.

In October, the foreclosure of Greenbrier Mall in Chesapeake, VA ($61.6 million) was completed. CBL is cooperating with the foreclosure or conveyance of Westgate Mall in Spartanburg, SC, ($29.0 million) and Alamance Crossing East in Burlington, NC, ($41.4 million) and anticipates that the properties will be placed into receivership imminently. CBL does not recognize earnings or receive cash flow from the properties in receivership.

In October, CBL completed a short-term extension to January 2023 for the loan secured by Cross Creek Mall in Fayetteville, NC ($97.4 million). CBL is in discussions with the lender for a two-year extension/modification of the loan, which it anticipates closing within 90 days. CBL is also in discussions with the lender for a potential extension/modification of the loan secured by West County Center located in St. Louis, MO ($80.9 million at CBL’s share).

DISPOSITIONS

During the fourth quarter 2022, CBL completed the sale of five land parcels generating $4.5 million in gross proceeds at CBL's share. Year-to-date, CBL has generated more than $13.4 million from dispositions, at its share.

DEVELOPMENT AND REDEVELOPMENT ACTIVITY

In January 2023, CBL Properties and Vision Hospitality Group, Inc. announced a 50/50 joint venture to develop a 139-room Element by Westin at Mayfaire Town Center in Wilmington, North Carolina. The new hotel marks the brand’s entrance into the Wilmington market. The 83,000-square-foot hotel will be located on International Drive.

Detailed project information is available in CBL’s Financial Supplement for Q4 2022, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com.

OUTLOOK AND GUIDANCE

CBL is providing the following guidance for FFO, as adjusted, and Same-Center NOI for full-year 2023:

	Low	High
2023 FFO, as adjusted	$188 million	$208 million
2023 FFO, as adjusted, per share	$5.85	$6.47
Weighted Average Common Shares Outstanding	32.1 million	32.1 million
2023 Same-Center NOI ("SC NOI")	$418 million	$440 million
2023 Change in Same-Center NOI	(5.6)%	(0.7)%

Assumptions driving the projected change in 2023 Same-Center NOI:

	2023 SC NOI Low End (in millions)	2023 SC NOI High End (in millions)	Category Explanation
2022 Same-Center NOI	$443.0	$443.0
Rent from new leases and contractual rent increases	$22.0	$25.0	New gross rent contribution from stores that opened in 2022 or expected to open in 2023 and net increases from existing tenants from contractual rent bumps.
Percentage Rent	$(7.0)	$(5.0)	Lower percentage rent resulting from an anticipated decline in full-year sales.
Specialty Leasing, Branding and Other Misc. Rents	$(7.0)	$(3.0)	Represents an assumption of lower temporary and specialty leasing rents and lower branding and advertising revenue.
Store Closures/Non-Renewals	$(11.0)	$(9.0)	Represents gross rent loss in 2023 related to stores that closed for a partial year in 2022 or are expected to close before year-end 2023.
Lease Renewals/Modifications	$(7.0)	$(5.0)	Impact of net gross rent spreads related to renewals or lease modifications completed in 2022 and budgeted for 2023.
Operating Expense	$(5.0)	$0.0	Low end represents potential increase in operating expenses driven by increases in wage expense and impact of inflation on materials.
Credit Loss	$(3.0)	$(1.0)	Unbudgeted reserve for tenants that may file for bankruptcy/close stores.
Uncollectable Revenue Variance	$(7.0)	$(5.0)

Represents the estimated impact of an unfavorable variance in the estimate for Uncollectable Revenues. 2022 NOI included a reversal of the estimate for Uncollectable Revenues related to collected revenues that were previously written off.

Total Variance	$(25.0)	$(3.0)
2023 SC NOI Guidance	$418.0	$440.0
% Variance	(5.6)%	(0.7)%

Reconciliation of GAAP Earnings Per Share to 2023 FFO, as Adjusted, Per Share:

	Low	High
Expected diluted earnings per common share	$(3.20)	$(2.58)
Depreciation and amortization	7.16	7.16
Debt discount accretion, net of noncontrolling interests' share	1.89	1.89
Expected FFO, as adjusted, per diluted, fully converted common share	$5.85	$6.47

2023 Estimate of Capital Items:

	Low	High
2023 Estimated deferred maintenance/tenant allowances	$40 million	$55 million
2023 Estimated development/redevelopment expenditures	$15 million	$22 million
2023 Estimated principal amortization (including est. term loan ECF)	$75 million	$85 million
Total Estimate	$130 million	$162 million

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 94 properties totaling 58.5 million square feet across 22 states, including 56 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income (loss) is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity. A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Successor		Predecessor
	Three Months Ended December 31,	Period from November 1, through December 31,	Period from October 1, through October 31,
	2022	2021	2021
REVENUES:
Rental revenues	$143,441	$103,252	$45,892
Management, development and leasing fees	1,820	1,500	755
Other	4,350	4,094	1,263
Total revenues	149,611	108,846	47,910
EXPENSES:
Property operating	(23,080)	(15,258)	(7,492)
Depreciation and amortization	(61,841)	(49,504)	(16,483)
Real estate taxes	(14,550)	(9,598)	(5,169)
Maintenance and repairs	(11,417)	(7,581)	(3,440)
General and administrative	(16,066)	(9,175)	(5,779)
Loss on impairment	—	—	(26,439)
Litigation settlement	122	118	43
Other	—	(3)	(354)
Total expenses	(126,832)	(91,001)	(65,113)
OTHER INCOME (EXPENSES):
Interest and other income	3,722	510	16
Interest expense	(33,914)	(195,488)	(6,947)
Gain on extinguishment of debt	7,344	—	—
Gain on deconsolidation	—	19,126	—
Gain (loss) on sales of real estate assets	1,798	(3)	3,695
Reorganization items, net	36	(1,403)	(383,148)
Income tax (provision) benefit	(328)	5,885	(856)
Equity in earnings (losses) of unconsolidated affiliates	3,488	797	(1,248)
Total other expenses	(17,854)	(170,576)	(388,488)
Net income (loss)	4,925	(152,731)	(405,691)
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	—	—	460
Other consolidated subsidiaries	(2,003)	1,186	11,969
Net income (loss) attributable to the Company	2,922	(151,545)	(393,262)
Dividends allocable to unvested restricted stock	(2,111)	—	—
Net income (loss) attributable to common shareholders	$811	$(151,545)	$(393,262)
Basic and diluted per share data attributable to common shareholders:
Net income (loss) attributable to common shareholders	$0.03	$(7.50)	$(1.99)
Weighted-average common and potential dilutive common shares outstanding	30,999	20,208	197,625

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Successor		Predecessor
	Year Ended December 31,	Period from November 1, through December 31,	Period from January 1, through October 31,
	2022	2021	2021
REVENUES:
Rental revenues	$542,247	$103,252	$450,922
Management, development and leasing fees	7,158	1,500	5,642
Other	13,606	4,094	11,465
Total revenues	563,011	108,846	468,029
EXPENSES:		—
Property operating	(92,126)	(15,258)	(72,735)
Depreciation and amortization	(256,310)	(49,504)	(158,574)
Real estate taxes	(57,119)	(9,598)	(50,787)
Maintenance and repairs	(42,485)	(7,581)	(32,487)
General and administrative	(67,215)	(9,175)	(43,160)
Loss on impairment	(252)	—	(146,781)
Litigation settlement	304	118	932
Other	(834)	(3)	(745)
Total expenses	(516,037)	(91,001)	(504,337)
OTHER INCOME (EXPENSES):		—
Interest and other income	4,938	510	2,055
Interest expense	(217,342)	(195,488)	(72,415)
Gain on extinguishment of debt	7,344	—	—
Gain on deconsolidation	36,250	19,126	55,131
Loss on available-for-sale securities	(39)	—	—
Gain (loss) on sales of real estate assets	5,345	(3)	12,187
Reorganization items, net	298	(1,403)	(435,162)
Income tax (provision) benefit	(3,079)	5,885	(1,078)
Equity in earnings (losses) of unconsolidated affiliates	19,796	797	(10,823)
Total other expenses	(146,489)	(170,576)	(450,105)
Net loss	(99,515)	(152,731)	(486,413)
Net loss attributable to noncontrolling interests in:
Operating Partnership	34	—	2,473
Other consolidated subsidiaries	5,999	1,186	13,313
Net loss attributable to the Company	(93,482)	(151,545)	(470,627)
Dividends allocable to unvested restricted stock	(2,537)	—	—
Net loss attributable to common shareholders	$(96,019)	$(151,545)	$(470,627)
Basic and diluted per share data attributable to common shareholders:
Net loss attributable to common shareholders	$(3.20)	$(7.50)	$(2.39)
Weighted-average common and potential dilutive common shares outstanding	30,046	20,208	196,591

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Successor		Predecessor
	Three Months Ended December 31,	Period from November 1, through December 31,	Period from October 1, through October 31,
	2022	2021	2021
Net income (loss) attributable to common shareholders	$811	$(151,545)	$(393,262)
Noncontrolling interest in loss of Operating Partnership	—	—	(460)
Dividends allocable to unvested restricted stock	2,111	—	—
Depreciation and amortization expense of:
Consolidated properties	61,841	49,504	16,483
Unconsolidated affiliates	(191)	9,847	4,660
Non-real estate assets	(526)	(132)	(145)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(832)	(622)	(191)
Loss on impairment, net of noncontrolling interests' share	—	—	15,704
Gain on depreciable property, net of taxes	—	(20)	(3,054)
FFO allocable to Operating Partnership common unitholders	63,214	(92,968)	(360,265)
Debt discount accretion, net of noncontrolling interests' share (1)	22,131	184,637	—
Adjustment for unconsolidated affiliates with negative investment (2)	(1,522)	(4,574)	—
Senior secured notes fair value adjustment (3)	—	395	—
Litigation settlement (4)	(122)	(118)	(43)
Non-cash default interest expense (5)	(9,148)	(6,471)	3,107
Gain on deconsolidation (6)	—	(19,126)	—
Reorganization items, net of noncontrolling interests' share (7)	(36)	1,403	400,364
Gain on extinguishment of debt (8)	(7,344)	—	—
FFO allocable to Operating Partnership common unitholders, as adjusted	$67,173	$63,178	$43,163
FFO per diluted share	$1.99	$(4.60)
FFO, as adjusted, per diluted share	$2.11	$3.12
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	31,840	20,219
(1)
In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method.
(2)
Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.
(3)
Represents the fair value adjustment recorded on the senior secured notes as interest expense.
(4)
Represents a credit to litigation settlement expense in each Successor and Predecessor period related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(5)
The three month Successor period ended December 31, 2022 and the Successor period from November 1, 2021 through December 31, 2021 includes the reversal of default interest expense when waivers or forbearance agreements were obtained, as well as default interest on loans past their maturity. The Predecessor period from October 1, 2021 through October 31, 2021 includes default interest expense related to loans secured by properties that were in default prior to the Company filing bankruptcy, as well as loans secured by properties that were in default due to the Company filing bankruptcy.
(6)
During the Successor period from November 1, 2021 through December 31, 2021, the Successor Company deconsolidated EastGate Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process.
(7)
For the three month Successor period ended December 31, 2022 and the Successor period from November 1, 2021 through December 31, 2021, reorganization items, net, represents costs incurred subsequent to the Company filing the chapter 11 cases associated with the Company’s reorganization efforts, which consists of professional fees, legal fees, retention bonuses and U.S. Trustee fees expensed in accordance with ASC 852. For the Predecessor period from October 1, 2021 through October 31, 2021 reorganization items represent adjustments related to the fair value of the Successor Company, adjustments related to the write off of the Predecessor Company’s debt and the issuance of new debt of the Successor Company, as well as costs incurred subsequent to the Company filing the chapter 11 cases associated with the Company’s reorganization efforts, which consists of professional fees, legal fees, retention bonuses and U.S. Trustee fees.
(8)
The three month Successor period ended December 31, 2022 includes a gain on extinguishment of debt related to the loan secured by The Outlet Shoppes at Gettysburg, which was modified and the modification was accounted for as an extinguishment for accounting purposes.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Successor		Predecessor
	Year Ended December 31,	Period from November 1, through December 31,	Period from January 1, through October 31,
	2022	2021	2021
Net loss attributable to common shareholders	$(96,019)	$(151,545)	$(470,627)
Noncontrolling interest in loss of Operating Partnership	(34)	—	(2,473)
Dividends allocable to unvested restricted stock	2,537	—	—
Depreciation and amortization expense of:
Consolidated properties	256,310	49,504	158,574
Unconsolidated affiliates	20,813	9,847	45,126
Non-real estate assets	(1,050)	(132)	(1,593)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(3,498)	(622)	(1,901)
Loss on impairment, net of taxes and noncontrolling interests' share	186	—	136,046
Gain on depreciable property, net of taxes	(629)	(20)	(7,890)
FFO allocable to Operating Partnership common unitholders	178,616	(92,968)	(144,738)
Debt discount accretion, net of noncontrolling interests' share (1)	176,055	184,637	—
Adjustment for unconsolidated affiliates with negative investment (2)	(37,645)	(4,574)	—
Senior secured notes fair value adjustment (3)	(395)	395	—
Litigation settlement (4)	(304)	(118)	(932)
Non-cash default interest expense (5)	(28,953)	(6,471)	35,072
Gain on deconsolidation (6)	(36,250)	(19,126)	(55,131)
Loss on available-for-sale securities	39	—	—
Reorganization items, net of noncontrolling interests' share (7)	(298)	1,403	452,378
Gain on extinguishment of debt (8)	(7,344)	—	—
FFO allocable to Operating Partnership common unitholders, as adjusted	$243,521	$63,178	$286,649
FFO per diluted share	$5.78	$(4.60)
FFO, as adjusted, per diluted share	$7.88	$3.12
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	30,888	20,219
(1)
In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method.
(2)
Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.
(3)
Represents the fair value adjustment recorded on the senior secured notes as interest expense.
(4)
Represents a credit to litigation settlement expense in each Successor and Predecessor period related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(5)
The Successor year ended December 31, 2022 and the Successor period from November 1, 2021 through December 31, 2021 includes the reversal of default interest expense when waivers or forbearance agreements were obtained, as well as default interest on loans past their maturity. The Predecessor period from January 1, 2021 through October 31, 2021 includes default interest expense related to loans secured by properties that were in default prior to the Company filing bankruptcy, as well as loans secured by properties that were in default due to the Company filing bankruptcy.
(6)
For the Successor year ended December 31, 2022, the Successor Company deconsolidated Greenbrier Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. For the Successor period from November 1, 2021 through December 31, 2021, the Successor Company deconsolidated EastGate Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process. For the Predecessor period from January 1, 2021 through October 31, 2021, the Predecessor Company deconsolidated Asheville Mall and Park Plaza due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.
(7)
For the Successor year ended December 31, 2022 and the Successor period from November 1, 2021 through December 31, 2021, reorganization items, net, represents costs incurred subsequent to the Company filing the chapter 11 cases associated with the Company’s reorganization efforts, which consists of professional fees, legal fees, retention bonuses and U.S. Trustee fees expensed in accordance with ASC 852. For the Predecessor period from January 1, 2021 through October 31, 2021 reorganization items represent adjustments related to the fair value of the Successor Company, adjustments related to the write off of the Predecessor Company’s debt and the issuance of new debt of the Successor Company, as well as costs incurred subsequent to the Company filing the chapter 11 cases associated with the Company’s reorganization efforts, which consists of professional fees, legal fees, retention bonuses and U.S. Trustee fees.
(8)
The Successor year ended December 31, 2022 includes a gain on extinguishment of debt related to the loan secured by The Outlet Shoppes at Gettysburg, which was modified and the modification was accounted for as an extinguishment for accounting purposes.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Successor
	Three Months Ended December 31,	For the Period November 1, through December 31,
	2022	2021
Diluted EPS attributable to common shareholders	$0.03	$(7.50)
Add amounts per share included in FFO:
Unvested restricted stock	0.08	—
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	1.88	2.90
FFO per diluted share	$1.99	$(4.60)

	Successor
	Year Ended December 31,	For the Period November 1, through December 31,
	2022	2021
Diluted EPS attributable to common shareholders	$(3.20)	$(7.50)
Add amounts per share included in FFO:
Unvested restricted stock	0.16	—
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	8.83	2.90
Loss on impairment, net of taxes	0.01	—
Gain on depreciable property, net of taxes	(0.02)	—
FFO per diluted share	$5.78	$(4.60)

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Successor		Predecessor
	Three Months Ended December 31,	For the Period November 1, through December 31,	For the Period October 1, through October 31,
	2022	2021	2021
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$1,095	$3,597	$1,518

Straight-line rental income adjustment	$3,140	$1,361	$(901)

Gain (loss) on outparcel sales	$2,132	$(23)	$(1)

Net amortization of acquired above- and below-market leases	$(4,286)	$(3,291)	$40

Income tax (provision) benefit	$(328)	$5,885	$(856)

Abandoned projects expense	$—	$(3)	$(354)

Interest capitalized	$87	$221	$101

Estimate of uncollectable revenues	$866	$(782)	$(2,007)

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,
	2022	2021	2021
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$5,115	$3,597	$4,843

Straight-line rental income adjustment	$12,540	$1,361	$(2,051)

Gain (loss) on outparcel sales, net of taxes	$5,712	$(23)	$3,584

Net amortization of acquired above- and below-market leases	$(20,773)	$(3,291)	$225

Income tax (provision) benefit	$(3,079)	$5,885	$(1,078)

Abandoned projects expense	$(834)	$(3)	$(745)

Interest capitalized	$618	$221	$133

Estimate of uncollectable revenues	$4,920	$(782)	$(6,046)

	Successor
	Year Ended December 31,	Year Ended December 31,
	2022	2021
Straight-line rent receivable	$15,600	$2,452

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Successor		Predecessor
	Three Months Ended December 31,	For the Period November 1, through December 31,	For the Period October 1, through October 31,
	2022	2021	2021
Net income (loss)	$4,925	$(152,731)	$(405,691)
Adjustments:
Depreciation and amortization	61,841	49,504	16,483
Depreciation and amortization from unconsolidated affiliates	(191)	9,847	4,660
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(832)	(622)	(191)
Interest expense	33,914	195,488	6,947
Interest expense from unconsolidated affiliates	22,877	11,425	3,507
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(177)	(1,464)	(282)
Abandoned projects expense	—	3	354
(Gain) loss on sales of real estate assets	(1,798)	3	(3,695)
Gain on sales of real estate assets of unconsolidated affiliates	(374)	—	—
Adjustment for unconsolidated affiliates with negative investment	(1,522)	(4,574)	—
Gain on deconsolidation	—	(19,126)	—
Loss on impairment, net of noncontrolling interests' share	—	—	15,704
Litigation settlement	(122)	(118)	(43)
Reorganization items, net of noncontrolling interests' share	(36)	1,403	400,364
Income tax provision (benefit)	328	(5,885)	856
Lease termination fees	(1,095)	(3,597)	(1,518)
Straight-line rent and above- and below-market lease amortization	1,146	1,930	861
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(2,003)	1,186	11,969
General and administrative expenses	16,066	9,175	5,779
Management fees and non-property level revenues	(9,979)	(2,801)	(19,462)
Operating Partnership's share of property NOI	122,968	89,046	36,602
Non-comparable NOI	(2,542)	(3,228)	(923)
Total same-center NOI (1)	$120,426	$85,818	$35,679
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of December 31, 2022, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending December 31, 2022. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender. Same-center NOI of the Successor company was $120,426 for the three months ended December 31, 2022. Same-center NOI of the Successor company for the period from November 1, 2021 through December 31, 2021 was $85,818. Same-center NOI of the Predecessor company for the period from October 1, 2021 through October 31, 2021 was $35,679. Same-center NOI of the Successor company was 0.9% lower for the three months ended December 31, 2022.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,
	2022	2021	2021
Net loss	$(99,515)	$(152,731)	$(486,413)
Adjustments:
Depreciation and amortization	256,310	49,504	158,574
Depreciation and amortization from unconsolidated affiliates	20,813	9,847	45,126
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(3,498)	(622)	(1,901)
Interest expense	217,342	195,488	72,415
Interest expense from unconsolidated affiliates	88,331	11,425	34,514
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(7,960)	(1,464)	(2,790)
Abandoned projects expense	834	3	745
(Gain) loss on sales of real estate assets	(5,345)	3	(12,187)
Gain on sales of real estate assets of unconsolidated affiliates	(1,036)	—	(70)
Adjustment for unconsolidated affiliates with negative investment	(37,645)	(4,574)	—
Gain on deconsolidation	(36,250)	(19,126)	(55,131)
Loss on available-for-sale securities	39	—	—
Loss on impairment, net of noncontrolling interests' share	252	—	136,046
Litigation settlement	(304)	(118)	(932)
Reorganization items, net of noncontrolling interests' share	(298)	1,403	452,378
Income tax provision (benefit)	3,079	(5,885)	1,078
Lease termination fees	(5,115)	(3,597)	(4,843)
Straight-line rent and above- and below-market lease amortization	8,233	1,930	1,826
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	5,999	1,186	13,313
General and administrative expenses	67,215	9,175	43,160
Management fees and non-property level revenues	(11,777)	(2,801)	(26,604)
Operating Partnership's share of property NOI	459,704	89,046	368,304
Non-comparable NOI	(16,345)	(3,228)	(15,264)
Total same-center NOI (1)	$443,359	$85,818	$353,040
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of December 31, 2022, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending December 31, 2022. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender. Same-center NOI of the Successor company was $443,359 for the year ended December 31, 2022. Same-center NOI of the Successor company for the period from November 1, 2021 through December 31, 2021 was $85,818. Same-center NOI of the Predecessor company for the period from January 1, 2021 through October 31, 2021 was $353,040. Same-center NOI of the Successor company was 1.0% higher for the year ended December 31, 2022.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Continued)

	Successor		Predecessor
	Three Months Ended December 31,	For the Period November 1, through December 31,	For the Period October 1, through October 31,
	2022	2021	2021
Malls	$86,129	$62,824	$25,180
Outlet centers	5,030	3,120	1,433
Lifestyle centers	10,161	7,053	3,091
Open-air centers	13,423	8,868	4,236
Outparcels and other	5,683	3,953	1,739
Total same-center NOI (1)	$120,426	$85,818	$35,679

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,
	2022	2021	2021
Malls	$313,098	$62,824	$250,983
Outlet centers	18,480	3,120	13,613
Lifestyle centers	36,685	7,053	28,350
Open-air centers	53,215	8,868	42,166
Outparcels and other	21,881	3,953	17,928
Total same-center NOI (1)	$443,359	$85,818	$353,040
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of December 31, 2022, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending December 31, 2022. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of December 31, 2022
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total
Consolidated debt	$1,023,634	$1,065,942	$2,089,576	$(17,101)	$(72,289)	$2,000,186
Noncontrolling interests' share of consolidated debt	(25,420)	(13,387)	(38,807)	317	7,448	(31,042)
Company's share of unconsolidated affiliates' debt	621,642	71,584	693,226	(2,142)	—	691,084
Company's share of consolidated and unconsolidated debt	$1,619,856	$1,124,139	$2,743,995	$(18,926)	$(64,841)	$2,660,228
Weighted-average interest rate	4.83%	7.10%	5.76%

	As of December 31, 2021
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total
Consolidated debt	$1,461,927	$947,002	$2,408,929	$(1,567)	$(199,153)	$2,208,209
Noncontrolling interests' share of consolidated debt	(29,381)	—	(29,381)	—	13,519	(15,862)
Company's share of unconsolidated affiliates' debt	612,322	90,691	703,013	(1,971)	—	701,042
Other debt (2)	92,072	—	92,072	—	—	92,072
Company's share of consolidated, unconsolidated and other debt	$2,136,940	$1,037,693	$3,174,633	$(3,538)	$(185,634)	$2,985,461
Weighted-average interest rate	5.84%	3.63%	5.12%
(1)
In conjunction with fresh start accounting, the Company estimated the fair value of its mortgage notes with the assistance of a third-party valuation advisor. This resulted in recognizing debt discounts upon emergence from bankruptcy. The debt discounts are accreted over the term of the respective debt using the effective interest method.
(2)
Represents the outstanding loan balance for properties that were deconsolidated due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	December 31,
	2022	2021
ASSETS
Real estate assets:
Land	$596,715	$599,283
Buildings and improvements	1,198,597	1,173,106
	1,795,312	1,772,389
Accumulated depreciation	(136,901)	(19,939)
	1,658,411	1,752,450
Developments in progress	5,576	16,665
Net investment in real estate assets	1,663,987	1,769,115
Cash and cash equivalents	44,718	169,554
Available-for-sale securities - at fair value (amortized cost of $293,476 and $149,999 as of December 31, 2022 and 2021, respectively)	292,422	149,996
Receivables:
Tenant	40,620	25,190
Other	3,876	4,793
Investments in unconsolidated affiliates	77,295	103,655
In-place leases, net	247,497	384,705
Above market leases, net	171,265	234,286
Intangible lease assets and other assets	136,563	104,685
	$2,678,243	$2,945,979
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$2,000,186	$1,813,209
10% senior secured notes - at fair value (carrying amount of $395,000 as of December 31, 2021)	—	395,395
Below market leases, net	110,616	151,871
Accounts payable and accrued liabilities	200,312	184,404
Total liabilities	2,311,114	2,544,879
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 31,780,109 and 20,774,716 issued and outstanding in 2022 and 2021, respectively	32	21
Additional paid-in capital	710,497	547,726
Accumulated other comprehensive loss	(1,054)	(3)
Accumulated deficit	(338,934)	(151,545)
Total shareholders' equity	370,541	396,199
Noncontrolling interests	(3,412)	4,901
Total equity	367,129	401,100
	$2,678,243	$2,945,979

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	December 31, 2022	December 31, 2021
ASSETS:
Investment in real estate assets	$1,971,348	$2,364,154
Accumulated depreciation	(829,574)	(934,374)
	1,141,774	1,429,780
Developments in progress	10,914	7,288
Net investment in real estate assets	1,152,688	1,437,068
Other assets	170,756	188,683
Total assets	$1,323,444	$1,625,751
LIABILITIES:
Mortgage and other indebtedness, net	$1,333,152	$1,452,794
Other liabilities	33,419	64,598
Total liabilities	1,366,571	1,517,392
OWNERS' EQUITY:
The Company	3,123	102,792
Other investors	(46,250)	5,567
Total owners' equity (deficit)	(43,127)	108,359
Total liabilities and owners’ equity	$1,323,444	$1,625,751

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Total revenues	$66,331	$69,948	$260,275	$251,933
Depreciation and amortization	(16,651)	(22,396)	(72,390)	(92,411)
Operating expenses	(20,796)	(24,717)	(87,008)	(87,321)
Interest and other income	379	332	1,379	1,400
Interest expense	(15,268)	(7,534)	(51,507)	(74,576)
Gain on extinguishment of debt	39,022	48,425	80,353	48,425
Gain on sales of real estate assets	3,059	10,763	6,352	11,146
Net income	$56,076	$74,821	$137,454	$58,596

	Company's Share for the Period			Company's Share for the Period
	Successor		Predecessor	Successor		Predecessor
	Three Months Ended December 31,	For the Period November 1, through December 31,	For the Period October 1, through October 31,	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,
	2022	2021	2021	2022	2021	2021
Total revenues	$35,071	$25,588	$10,511	$132,044	$25,588	$101,610
Depreciation and amortization	(13,163)	(9,847)	(4,660)	(55,075)	(9,847)	(45,126)
Operating expenses	(11,048)	(8,248)	(3,669)	(42,707)	(8,248)	(33,671)
Interest and other income	255	155	77	948	155	808
Interest expense	(22,877)	(11,425)	(3,507)	(88,331)	(11,425)	(34,514)
Negative investment adjustment	14,876	4,574	—	71,907	4,574	—
Loss on impairment	—	—	—	(26)	—	—
Gain on sales of real estate assets	374	—	—	1,036	—	70
Net income (loss)	$3,488	$797	$(1,248)	$19,796	$797	$(10,823)

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, abandoned projects expense, reorganization items, adjustments related to unconsolidated affiliates, gains on extinguishment of debt, losses on available-for-sale securities and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income (loss), cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Successor		Predecessor
	Three Months Ended December 31,	For the Period November 1, through December 31,	For the Period October 1, through October 31,
	2022	2021	2021
Net income (loss)	$4,925	$(152,731)	$(405,691)
Depreciation and amortization	61,841	49,504	16,483
Depreciation and amortization from unconsolidated affiliates	(191)	9,847	4,660
Interest expense	33,914	195,488	6,947
Interest expense from unconsolidated affiliates	22,877	11,425	3,507
Income taxes	443	(5,847)	907
Loss on impairment	—	—	26,439
Gain on depreciable property	—	(20)	(3,696)
Gain on deconsolidation	—	(19,126)	—
EBITDAre (1)	123,809	88,540	(350,444)
Gain on extinguishment of debt	(7,344)	—	—
Reorganization items, net of noncontrolling interests' share	(36)	1,403	400,364
Litigation settlement	(122)	(118)	(43)
Abandoned projects expense	—	3	354
Adjustment for unconsolidated affiliates with negative investment	(1,522)	(4,574)	—
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(2,003)	1,186	11,969
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(832)	(622)	(191)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(177)	(1,464)	(282)
Company's share of Adjusted EBITDAre	$111,773	$84,354	$61,727
(1)
Includes $2,172 for the three month Successor period ended December 31, 2022, $(23) for the Successor period from November 1, 2021 through December 31, 2021 and $(1) for the Predecessor period from October 1, 2021 through October 31, 2021 related to sales of non-depreciable real estate assets.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Successor				Predecessor
	Three Months Ended December 31,		For the Period November 1, through December 31,		For the Period October 1, through October 31,
	2022		2021		2021

Interest Expense:
Interest expense	$33,914		$195,488		$6,947
Interest expense from unconsolidated affiliates	22,877		11,425		3,507
Debt discount accretion, net of noncontrolling interests' share	(22,131)		(173,773)		—
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,151		(1,464)		(282)
Company's share of interest expense	$35,811		$31,676		$10,172
Ratio of Adjusted EBITDAre to Interest Expense	3.1	x	2.7	x	6.1	x

	Successor		Predecessor
	Three Months Ended December 31,	For the Period November 1, through December 31,	For the Period October 1, through October 31,
	2022	2021	2021
Company's share of Adjusted EBITDAre	$111,773	$84,354	$61,727
Interest expense	(33,914)	(195,488)	(6,947)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	177	1,464	282
Reorganization items, net of noncontrolling interests' share	36	(1,403)	(400,364)
Reorganization items (non-cash)	—	—	256,433
Income taxes	(443)	5,847	(907)
Net amortization of deferred financing costs, discounts on available-for-sale securities and debt discounts	7,820	174,439	106
Net amortization of intangible lease assets and liabilities	4,265	3,346	86
Depreciation and interest expense from unconsolidated affiliates	(22,686)	(21,272)	(8,167)
Adjustment for unconsolidated affiliates with negative investment	1,522	4,574	—
Litigation settlement	122	118	43
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	832	622	191
Net income (loss) attributable to noncontrolling interests in other consolidated subsidiaries	2,003	(1,186)	(11,969)
(Gain) loss on outparcel sales	(1,798)	23	1
(Gain) loss on insurance proceeds	118	(433)	—
Equity in (earnings) losses of unconsolidated affiliates	(3,488)	(797)	1,248
Distributions of earnings from unconsolidated affiliates	5,720	2,247	1,876
Share-based compensation expense	3,469	282	109
Change in estimate of uncollectable revenues	(820)	1,008	(2,670)
Change in deferred tax assets	2,104	(10,853)	—
Changes in operating assets and liabilities	(22,398)	10,157	13,811
Cash flows provided by (used in) operating activities	$54,414	$57,049	$(95,111)

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,
	2022	2021	2021
Net loss	$(99,515)	$(152,731)	$(486,413)
Depreciation and amortization	256,310	49,504	158,574
Depreciation and amortization from unconsolidated affiliates	20,813	9,847	45,126
Interest expense	217,342	195,488	72,415
Interest expense from unconsolidated affiliates	88,331	11,425	34,514
Income taxes	3,335	(5,847)	2,138
Loss on impairment	252	—	146,781
Gain on depreciable property	(629)	(20)	(8,532)
Gain on deconsolidation	(36,250)	(19,126)	(55,131)
EBITDAre (1)	449,989	88,540	(90,528)
Gain on extinguishment of debt	(7,344)	—	—
Loss on available-for-sale securities	39	—	—
Reorganization items, net of noncontrolling interests' share	(298)	1,403	452,378
Litigation settlement	(304)	(118)	(932)
Abandoned projects expense	834	3	745
Adjustment for unconsolidated affiliates with negative investment	(37,645)	(4,574)	—
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	5,999	1,186	13,313
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(3,498)	(622)	(1,901)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(7,960)	(1,464)	(2,790)
Company's share of Adjusted EBITDAre	$399,812	$84,354	$370,285
(1)
Includes $5,752 for the Successor year ended December 31, 2022, $(23) for the Successor period from November 1, 2021 through December 31, 2021 and $3,655 for the Predecessor period from January 1, 2021 through October 31, 2021 related to sales of non-depreciable real estate assets.

	Successor				Predecessor
	Year Ended December 31,		For the Period November 1, through December 31,		For the Period January 1, through October 31,
	2022		2021		2021

Interest Expense:
Interest expense	$217,342		$195,488		$72,415
Interest expense from unconsolidated affiliates	88,331		11,425		34,514
Debt discount accretion, net of noncontrolling interests' share	(176,055)		(173,773)		—
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,079)		(1,464)		(2,790)
Company's share of interest expense	$128,539		$31,676		$104,139
Ratio of Adjusted EBITDAre to Interest Expense	3.1	x	2.7	x	3.6	x

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,
	2022	2021	2021
Company's share of Adjusted EBITDAre	$399,812	$84,354	$370,285
Interest expense	(217,342)	(195,488)	(72,415)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	7,960	1,464	2,790
Reorganization items, net of noncontrolling interests' share	298	(1,403)	(452,378)
Reorganization items (non-cash)	—	—	256,433
Income taxes	(3,335)	5,847	(2,138)
Net amortization of deferred financing costs, discounts and premiums on available-for-sale securities and debt discounts	117,489	174,439	1,877
Net amortization of intangible lease assets and liabilities	20,798	3,346	659
Depreciation and interest expense from unconsolidated affiliates	(109,144)	(21,272)	(79,640)
Gain on depreciable property from unconsolidated affiliates	629	—	—
Adjustment for unconsolidated affiliates with negative investment	37,645	4,574	—
Litigation settlement	304	118	932
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	3,498	622	1,901
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(5,999)	(1,186)	(13,313)
(Gain) loss on outparcel sales	(5,345)	23	(3,655)
Gain on insurance proceeds	(687)	(433)	—
Equity in (earnings) losses of unconsolidated affiliates	(19,796)	(797)	10,823
Distributions of earnings from unconsolidated affiliates	23,905	2,247	16,358
Share-based compensation expense	11,885	282	1,186
Change in estimate of uncollectable revenues	(4,463)	1,008	5,692
Change in deferred tax assets	1,128	(10,853)	—
Changes in operating assets and liabilities	(51,006)	10,157	61,662
Cash flows provided by operating activities	$208,234	$57,049	$107,059

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Components of Consolidated Rental Revenues

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statement of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. As a result of the adoption of ASC 842, the Company believes that the following presentation is useful to users of the Company’s consolidated financial statements as it depicts how amounts reported in the Company’s historical financial statements prior to the adoption of ASC 842 are reflected in the current presentation in accordance with ASC 842.

	Successor		Predecessor
	Three Months Ended December 31,	For the Period November 1, through December 31,	For the Period October 1, through October 31,
	2022	2021	2021
Minimum rents	$101,856	$73,589	$34,799
Percentage rents	11,010	9,526	2,277
Other rents	2,976	2,199	645
Tenant reimbursements	27,293	19,067	9,533
Estimate of uncollectable amounts	306	(1,129)	(1,362)
Total rental revenues	$143,441	$103,252	$45,892

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,
	2022	2021	2021
Minimum rents	$394,986	$73,589	$337,751
Percentage rents	23,507	9,526	12,376
Other rents	8,676	2,199	4,675
Tenant reimbursements	111,073	19,067	102,197
Estimate of uncollectable amounts	4,005	(1,129)	(6,077)
Total rental revenues	$542,247	$103,252	$450,922

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of December 31, 2022		Balance
								Fixed	Variable
Operating Properties:
Alamance Crossing (1)(2)	Burlington, NC		Jul-21		5.83%	$41,417		$41,417	$—
WestGate Mall (1)(2)	Spartanburg, SC		Jul-22		4.99%	29,002		29,002	—
Cross Creek Mall (3)	Fayetteville, NC		Jan-23		4.54%	97,431		97,431	—
Fayette Mall (4)	Lexington, KY		May-23	May-26	4.25%	127,568		127,568	—
The Outlet Shoppes at Laredo	Laredo, TX		Jun-23	Jun-24	7.37%	38,250		—	38,250
Brookfield Square Anchor Redevelopment	Brookfield, WI		Dec-23	Dec-24	7.02%	18,240		—	18,240
Volusia Mall	Daytona Beach, FL		May-24		4.56%	40,967		40,967	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	20,974		20,974	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-26		5.85%	63,136		63,136	—
Northwoods Mall	North Charleston, SC		Apr-26		5.08%	57,059		57,059	—
Arbor Place	Atlanta (Douglasville), GA		May-26		5.10%	97,244		97,244	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	93,997		93,997	—
Jefferson Mall	Louisville, KY		Jun-26		4.75%	55,817		55,817	—
Southpark Mall	Colonial Heights, VA		Jun-26		4.85%	54,022		54,022	—
Open-air centers and outparcels loan (5)			Jun-27	Jun-29	7.59%	360,000		180,000	180,000
Hamilton Place open-air centers loan			Jun-32		5.85%	65,000		65,000	—
Total Loans On Operating Properties						1,260,124		1,023,634	236,490
Weighted-average interest rate						5.77%		5.26%	7.99%

Corporate Debt:
Secured term loan			Nov-25	Nov-26/Nov-27	6.87%	829,452		—	829,452

Total Consolidated Debt						$2,089,576	(6)	$1,023,634	$1,065,942
Weighted-average interest rate						6.21%		5.26%	7.12%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
West County Center (1)(3)	Des Peres, MO		Dec-22		3.40%	$80,944		$80,944	$—
Friendly Center	Greensboro, NC		Apr-23		3.48%	42,901		42,901	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Apr-23		9.12%	7,397		—	7,397
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	33,295		33,295	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		6.62%	4,383		—	4,383
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	49,971		49,971	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,411		2,411	—
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	3,426		3,426	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		6.62%	8,265		—	8,265
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	32,484		32,484	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	6.62%	18,474		—	18,474
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	6.62%	5,923		—	5,923
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	6.62%	24,749		—	24,749
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	7,001		7,001	—
York Town Center	York, PA		Mar-25		4.75%	15,000		15,000	—

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of December 31, 2022		Balance
								Fixed	Variable
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	131,264		131,264	—
Northgate Mall Developments	Chattanooga, TN		Nov-25		7.25%	2,393		—	2,393
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	39,139		39,139	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	71,606		71,606	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	35,043		35,043	—
Ambassador Town Center	Lafayette, LA		Jun-29		4.35%	27,315		27,315	—
The Shoppes at Eagle Point	Cookeville, TN		May-32		5.40%	19,842		19,842	—
	SUBTOTAL					693,226	(6)	621,642	71,584

Less Noncontrolling Interests' Share Of Consolidated Debt:
The Outlet Shoppes at Laredo	Laredo, TX	35%	Jun-23	Jun-24	7.37%	(13,387)		—	(13,387)
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(10,487)		(10,487)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(9,400)		(9,400)	—
Hamilton Place open-air centers loan		8% - 10%	Jun-32		5.85%	(5,533)		(5,533)	—
						(38,807)	(6)	(25,420)	(13,387)

Company's Share Of Consolidated, Unconsolidated and Other Debt						$2,743,995	(6)	$1,619,856	$1,124,139
Weighted-average interest rate						5.76%		4.83%	7.10%

Total Debt of Unconsolidated Affiliates:
West County Center (1)(3)	Des Peres, MO		Dec-22		3.40%	$161,887		$161,887	$—
Friendly Center	Greensboro, NC		Apr-23		3.48%	85,802		85,802	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Apr-23		9.12%	7,397		—	7,397
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	66,591		66,591	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Nov-23		6.62%	4,383		—	4,383
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	99,942		99,942	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	4,823		4,823	—
Coastal Grand - Dick's Sporting Goods	Myrtle Beach, SC		Nov-24		5.05%	6,851		6,851	—
Hamilton Place Aloft Hotel	Chattanooga, TN		Nov-24		6.62%	16,530		—	16,530
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	64,969		64,969	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-25	Feb-26	6.62%	36,947		—	36,947
Hammock Landing - Phase II	West Melbourne, FL		Feb-25	Feb-26	6.62%	11,846		—	11,846
The Pavilion at Port Orange	Port Orange, FL		Feb-25	Feb-26	6.62%	49,498		—	49,498
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Mar-25		3.00%	7,001		7,001	—
York Town Center	York, PA		Mar-25		4.75%	30,000		30,000	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	262,528		262,528	—
Northgate Mall Developments	Chattanooga, TN		Nov-25		7.25%	4,787		—	4,787
Fremaux Town Center	Slidell, LA		Jun-26		3.70%	60,214		60,214	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	143,213		143,213	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	70,086		70,086	—
Ambassador Town Center	Lafayette, LA		Jun-29		4.35%	42,023		42,023	—
The Shoppes at Eagle Point	Cookeville, TN		May-32		5.40%	39,683		39,683	—
						$1,337,001		$1,205,613	$131,388
Weighted-average interest rate						4.39%		4.13%	6.78%
(1)
The loan is in maturity default.
(2)
The Company is in discussions with the lender.
(3)
The Company is in discussions with the lender regarding an extension.
(4)
The loan has three one-year extension options for a fully extended maturity date of May 1, 2026.
(5)
The interest rate is a fixed 6.95% for $180,000 of the $360,000 loan, with the other half of the loan bearing a variable interest rate based on the 30-day SOFR plus 4.10%.
(6)
See page 16 for debt discounts and unamortized deferred financing costs.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2021	$41,417	$—	$—	$41,417	1.51%	5.83%
2022	29,002	80,944	—	109,946	4.01%	3.82%
2023	97,431	117,976	—	215,407	7.85%	4.42%
2024	97,457	96,557	(13,387)	180,627	6.58%	5.00%
2025	20,974	155,658	(10,487)	166,145	6.05%	4.10%
2026	548,843	88,285	(9,400)	627,728	22.88%	4.88%
2027	829,452	—	—	829,452	30.23%	6.87%
2028	—	106,649	—	106,649	3.89%	4.93%
2029	360,000	27,315	—	387,315	14.12%	6.73%
2032	65,000	19,842	(5,533)	79,309	2.89%	5.74%
Face Amount of Debt	$2,089,576	$693,226	$(38,807)	$2,743,995	100.00%	5.66%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2021	$41,417	$—	$—	$41,417	1.51%	5.83%
2022	29,002	80,944	—	109,946	4.01%	3.82%
2023	281,489	117,976	(13,387)	386,078	14.07%	4.67%
2024	40,967	96,557	—	137,524	5.01%	4.30%
2025	850,426	204,804	(10,487)	1,044,743	38.07%	6.42%
2026	421,275	39,139	(9,400)	451,014	16.44%	4.87%
2027	360,000	—	—	360,000	13.12%	6.91%
2028	—	106,649	—	106,649	3.89%	4.93%
2029	—	27,315	—	27,315	1.00%	4.35%
2032	65,000	19,842	(5,533)	79,309	2.89%	5.74%
Face Amount of Debt	$2,089,576	$693,226	$(38,807)	$2,743,995	100.00%	5.66%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by Property Type and by categories based on the debt supported. The Property Types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed regional or super-regional shopping centers, generally anchored by two or more anchors or junior anchors and a wide variety of in-line stores.

Lifestyle Centers: The Lifestyle Centers are large regional or super-regional open-air centers, generally anchored by two or more anchors or junior anchors and a wide variety of stores that are often similar to the tenancy of Mall stores.

Outlet Centers: The Outlet Centers are open-air centers that are anchored by one or more large discount or off-price stores as well as a selection of brand name discount or off-price stores.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services or convenience offerings. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease.

Other: Other includes other non-retail property types such as office, hotels or vacant land.

The information provided in the tables below, including historic operational and financial information, is for Properties owned as of December 31, 2022, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to December 31, 2022, were assumed to have been acquired or disposed for all periods presented.

Net Operating Income (NOI) and other financial information included in the presentation is reflected based on CBL’s share of ownership.

NOI is a supplemental non-GAAP measure of the operating performance of our shopping centers and other properties. We define NOI as property operating revenues (rental revenues and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property List:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Imperial Valley	El Centro, CA
Kirkwood Mall	Bismarck, ND
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
Valley View Mall	Roanoke, VA
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$398	$402	91.4%	89.0%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$410	$421	93.9%	90.8%

Open-Air Centers:
Layton Hills Convenience Center	Layton, UT
Layton Hills Plaza	Layton, UT
Westmoreland Crossing	Greensburg, PA
Total Open-Air Centers		N/A	N/A	98.7%	95.9%

Total Term Loan Assets (HoldCo I)		$400	$405	92.3%	89.8%

CONSOLIDATED UNENCUMBERED
Malls:
Brookfield Square	Brookfield, WI
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Harford Mall	Bel Air, MD
Laurel Park Place	Livonia, MI
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Monroeville Mall	Pittsburgh, PA
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
York Galleria	York, PA
Total Malls		$344	$378	82.7%	80.3%

Open-Air Centers:
Annex at Monroeville	Pittsburgh, PA
The Promenade	D'Iberville, MS
		N/A	N/A	100.0%	99.8%

Outparcels and Other		N/A	N/A	89.0%	88.5%

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Total Consolidated Unencumbered		$344	$378	85.3%	83.3%

JOINT VENTURE ASSETS
Malls:
Coastal Grand	Myrtle Beach, SC
CoolSprings Galleria	Nashville, TN
Governor's Square	Clarksville, TN
Kentucky Oaks Mall	Paducah, KY
Oak Park Mall	Overland Park, KS
West County Center	Des Peres, MO
Total Malls		$554	$536	91.6%	89.8%

Outlet Centers:
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$504	$526	96.8%	93.6%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$592	$541	92.6%	89.6%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Fremaux Town Center	Slidell, LA
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	93.6%	93.2%

Total Joint Venture Assets		$544	$534	93.4%	91.7%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Parkdale Mall	Beaumont, TX
Southpark Mall	Colonial Heights, VA
Volusia Mall	Daytona Beach, FL
Total Malls		$450	$479	92.9%	92.1%

Outlet Centers:
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
Total Outlet Centers		$259	$251	78.3%	75.7%

Lifestyle Centers:
Alamance Crossing West	Burlington, NC	N/A	N/A	73.7%	73.7%

Open-Air Centers:
CoolSprings Crossing	Nashville, TN
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN
Hamilton Corner	Chattanooga, TN
Hamilton Crossing	Chattanooga, TN
Harford Annex	Bel Air, MD

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
The Landing at Arbor Place	Atlanta (Douglasville), GA
Parkdale Crossing	Beaumont, TX
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL
Sunrise Commons	Brownsville, TX
The Terrace	Chattanooga, TN
West Towne Crossing	Madison, WI
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	94.7%	94.8%

Outparcels		N/A	N/A	92.6%	98.4%

Total Consolidated Encumbered Assets		$420	$442	91.8%	91.4%

Total Same-Center Portfolio		$435	$447	91.0%	89.3%

EXCLUDED PROPERTIES
Alamance Crossing East	Burlington, NC
WestGate Mall	Spartanburg, SC
Total Excluded Properties		N/A	N/A	N/A	N/A
(1)
Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers. Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.
(2)
Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Twelve Months Ended December 31, 2022 at CBL Share (1)
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest	Non-Cash Interest Expense (2)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$115,079	$(9,865)	$-	$105,214	$-	$-	$-	$105,214
Lifestyle Centers	22,641	(2,349)	-	20,292	-	-	-	20,292
Open-Air Centers	3,982	(91)	-	3,891	-	-	-	3,891
Term Loan Debt Service	-	-	-	-	(40,694)	-	(50,639)	(91,333)
Total Term Loan Assets (HoldCo I)	141,702	(12,305)	-	129,397	(40,694)	-	(50,639)	38,064

CONSOLIDATED UNENCUMBERED
Malls	62,749	(7,172)	(1,995)	53,582	-	-	-	53,582
Open-Air Centers	7,883	(406)	-	7,477	-	-	-	7,477
Outparcels	486	-	-	486	-	-	-	486
Other	2,312	(357)	-	1,955	(426)	135	(342)	1,322
Total Consolidated Unencumbered	73,430	(7,935)	(1,995)	63,500	(426)	135	(342)	62,867

JOINT VENTURE ASSETS
Malls	41,117	(3,372)	-	37,745	(12,252)	(1,827)	(5,299)	18,367
Outlet Centers	14,855	(748)	-	14,107	(2,553)	(2,786)	(3,216)	5,552
Lifestyle Centers	12,178	(1,590)	-	10,588	(2,554)	-	(1,172)	6,862
Open-Air Centers	18,719	(1,661)	(987)	16,071	(4,573)	(3,420)	(7,268)	810
Total Joint Venture Assets	86,869	(7,371)	(987)	78,511	(21,932)	(8,033)	(16,955)	31,591

CONSOLIDATED ENCUMBERED ASSETS
Malls	94,152	(7,365)	-	86,787	(98,633)	63,027	(45,201)	5,980
Outlet Centers	3,625	(306)	-	3,319	(12,186)	10,114	(1,215)	32
Lifestyle Centers	1,866	-	-	1,866	(789)	-	-	1,077
Open-Air Centers	22,632	(1,724)	(1,622)	19,286	(8,722)	-	(80)	10,484
Outparcels	18,958	(171)	(2,520)	16,267	(8,170)	-	-	8,097
Other	125	-	-	125	(45)	-	-	80
Total Consolidated Encumbered Assets	141,358	(9,566)	(4,142)	127,650	(128,545)	73,141	(46,496)	25,750

Secured Note Debt Service	-	-	-	-	(17,721)	788	-	(16,933)

Total Same-Center	$443,359	$(37,177)	$(7,124)	$399,058	$(209,318)	$66,031	$(114,432)	$141,339
(1)
Represents the Successor Period.
(2)
Non-cash interest expense consists of default interest and the accretion of debt discounts. The $788 of non-cash interest expense related to the Secured Notes Debt Service represents accrued interest settled in shares of common stock issued by the Company upon conversion of the exchangeable notes.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Period from November 1, 2021 through December 31, 2021 at CBL Share (1)
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest	Non-Cash Interest Expense (2)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$23,119	$(799)	$-	$22,320	$-	$-	$-	$22,320
Lifestyle Centers	4,585	(402)	(2)	4,181	-	-	-	4,181
Open-Air Centers	626	-	-	626	-	-	-	626
Term Loan Debt Service	-	-	-	-	(5,601)	-	(3,608)	(9,209)
Total Term Loan Assets (HoldCo I)	28,330	(1,201)	(2)	27,127	(5,601)	-	(3,608)	17,918

CONSOLIDATED UNENCUMBERED
Malls	13,356	(1,001)	-	12,355	-	-	-	12,355
Open-Air Centers	1,226	-	-	1,226	-	-	-	1,226
Outparcels	127	-	(2,378)	(2,251)	-	-	-	(2,251)
Other	422	(8)	-	414	(173)	55	(135)	161
Total Consolidated Unencumbered	15,131	(1,009)	(2,378)	11,744	(173)	55	(135)	11,491

JOINT VENTURE ASSETS
Malls	7,912	(422)	-	7,490	347	(2,718)	(822)	4,297
Outlet Centers	2,344	(188)	-	2,156	517	(1,404)	(791)	478
Lifestyle Centers	2,080	(209)	-	1,871	929	(1,358)	(191)	1,251
Open-Air Centers	2,921	(160)	-	2,761	(1,387)	356	(895)	835
Total Joint Venture Assets	15,257	(979)	-	14,278	406	(5,124)	(2,699)	6,861

CONSOLIDATED ENCUMBERED ASSETS
Malls	18,437	(698)	-	17,739	(94,646)	88,393	(4,771)	6,715
Outlet Centers	775	(22)	-	753	(2,175)	1,882	(199)	261
Lifestyle Centers	389	-	-	389	-	-	-	389
Open-Air Centers	4,095	(197)	-	3,898	150	(222)	(53)	3,773
Outparcels	3,404	-	-	3,404	-	-	-	3,404
Other	-	-	-	-	-	-	-	-
Total Consolidated Encumbered Assets	27,100	(917)	-	26,183	(96,671)	90,053	(5,023)	14,542

Secured Note Debt Service	-	-	-	-	(8,335)	-	-	(8,335)

Total Same-Center	$85,818	$(4,106)	$(2,380)	$79,332	$(110,374)	$84,984	$(11,465)	$42,477
(1)
Represents the Successor period.
(2)
Non-cash interest expense consists of default interest and the accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Period from January 1, 2021 through October 31, 2021 at CBL Share (1)
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest	Non-Cash Interest Expense (2)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$92,137	$(4,828)	$-	$87,309	$-	$-	$-	$87,309
Lifestyle Centers	17,134	(1,324)	(5,365)	10,445	-	-	-	10,445
Open-Air Centers	2,847	(73)	-	2,774	-	-	-	2,774
Total Term Loan Assets (HoldCo I)	112,118	(6,225)	(5,365)	100,528	-	-	-	100,528

CONSOLIDATED UNENCUMBERED
Malls	52,007	(6,032)	-	45,975	-	-	-	45,975
Open-Air Centers	6,394	(191)	-	6,203	-	-	-	6,203
Outparcels	328	-	(4,532)	(4,204)	-	-	-	(4,204)
Other	2,721	(73)	-	2,648	(620)	-	(658)	1,370
Total Consolidated Unencumbered	61,450	(6,296)	(4,532)	50,622	(620)	-	(658)	49,344

JOINT VENTURE ASSETS
Malls	32,044	(702)	-	31,342	(15,041)	3,200	(4,660)	14,841
Outlet Centers	10,754	(245)	-	10,509	(7,916)	3,476	(2,433)	3,636
Lifestyle Centers	9,505	(763)	-	8,742	(3,300)	1,136	(941)	5,637
Open-Air Centers	15,105	(91)	-	15,014	(6,854)	1,736	(5,213)	4,683
Total Joint Venture Assets	67,408	(1,801)	-	65,607	(33,111)	9,548	(13,247)	28,797

CONSOLIDATED ENCUMBERED ASSETS
Malls	74,795	(1,669)	-	73,126	(51,684)	19,909	(23,716)	17,635
Outlet Centers	2,859	(465)	-	2,394	(2,278)	651	(1,034)	(267)
Lifestyle Centers	1,710	-	-	1,710	-	-	-	1,710
Open-Air Centers	17,820	(926)	-	16,894	(558)	185	(257)	16,264
Outparcels	14,737	-	-	14,737	-	-	-	14,737
Other	143	-	-	143	-	-	-	143
Total Consolidated Encumbered Assets	112,064	(3,060)	-	109,004	(54,520)	20,745	(25,007)	50,222

Total Same-center	$353,040	$(17,382)	$(9,897)	$325,761	$(88,251)	$30,293	$(38,912)	$228,891
(1)
Represents the Predecessor period.
(2)
Non-cash interest expense consists of default interest.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
	December 31, 2022	December 31, 2021
ASSETS
Real estate assets:
Land	$174,157	$174,292
Buildings and improvements	401,453	385,577
	575,610	559,869
Accumulated depreciation	(51,134)	(7,188)
	524,476	552,681
Developments in progress	880	3,884
Net investment in real estate assets	525,356	556,565
Cash	39,105	17,887
Restricted cash	—	339
Receivables:
Tenant	15,797	14,180
Other	4,638	354
In-place leases, net	85,840	133,806
Above market leases, net	55,810	77,466
Other assets	5,211	1,893
	$731,757	$802,490
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$828,521	$878,949
Below market leases, net	36,553	51,333
Accounts payable and accrued liabilities	43,061	41,042
Total liabilities	908,135	971,324
Owner's deficit	(176,378)	(168,834)
	$731,757	$802,490

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
	Three Months Ended December 31,	Year Ended December 31,	For the Period November 1, through December 31,
	2022	2022	2021
REVENUES:
Rental revenues	$55,412	$205,028	$38,630
Other	1,738	5,134	1,304
Total revenues	57,150	210,162	39,934
EXPENSES:
Property operating	(8,299)	(32,481)	(5,294)
Depreciation and amortization	(22,329)	(93,610)	(18,285)
Real estate taxes	(4,971)	(19,510)	(3,325)
Maintenance and repairs	(4,489)	(16,498)	(2,897)
Management fees	(2,250)	(9,000)	(1,500)
Total expenses	(42,338)	(171,099)	(31,301)
OTHER INCOME (EXPENSES):
Other income	(120)	725	343
Interest expense	(13,726)	(41,010)	(5,650)
Gain on sales of real estate assets	1,325	1,325	—
Total other expenses	(12,521)	(38,960)	(5,307)
NET INCOME	$2,291	$103	$3,326

Modified Cash NOI (1)	$37,665	$170,468	$28,939
Interest Coverage Ratio (2)		3.5x	5.2x
(1)
Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI presented on page 5 that is used for NOI and same-center NOI metrics.
(2)
The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement. Interest Coverage Ratio for the period ended December 31, 2022 represents actual Modified Cash NOI for the period divided by actual Facility Interest Expense for the period.

CBL & Associates HoldCo I, LLC - Consolidated Statement of Cash Flows
(unaudited, in thousands)
Six Months Ended December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	93,610
Net amortization of deferred financing costs and debt discounts	315
Net amortization of intangible lease assets and liabilities	6,907
Gain on sales of real estate assets	(1,325)
Gain on insurance proceeds	(687)
Change in estimate of uncollectable revenues	(2,504)
Changes in:
Tenant and other receivables	(1,982)
Other assets	(358)
Accounts payable and accrued liabilities	8,116
Net cash provided by operating activities	102,195

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to real estate assets	(17,846)
Proceeds from sales of real estate assets	1,483
Proceeds from insurance	624
Changes in other assets	(2,868)
Net cash used in investing activities	(18,607)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on mortgage and other indebtedness	(50,639)
Additions to deferred financing costs	(104)
Distributions to member	(11,966)
Net cash used in financing activities	(62,709)

NET CHANGE IN CASH EQUIVALENTS AND RESTRICTED CASH	20,879
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	18,226
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$39,105
Reconciliation from consolidated statement of cash flows to consolidated balance sheets:
Cash and cash equivalents	$39,105
Restricted cash	—
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$39,105

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (1)	% Change Average
Quarter-to-Date:
All Property Types (2)	627,107	$37.46	$35.52	(5.2)%	$35.76	(4.5)%
Malls, Lifestyle Centers & Outlet Centers	588,351	38.68	36.50	(5.6)%	36.75	(5.0)%
New leases	13,862	33.82	42.87	26.8%	45.59	34.8%
Renewal leases	574,489	38.80	36.35	(6.3)%	36.53	(5.8)%

Year-to-Date:
All Property Types (2)	2,093,094	$35.35	$33.03	(6.5)%	$33.50	(5.2)%
Malls, Lifestyle Centers & Outlet Centers	1,929,512	36.75	34.11	(7.2)%	34.59	(5.9)%
New leases	149,689	41.63	45.23	8.7%	48.22	15.8%
Renewal leases	1,779,823	36.33	33.18	(8.7)%	33.44	(8.0)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:

Total Leasing Activity:
	Square Feet		As of December 31,	As of December 31,
Quarter-to-Date:			2022	2021
Operating portfolio:		Same-center Malls, Lifestyle & Outlet Centers	$29.58	$29.81
New leases	354,555	Total Malls	30.01	30.16
Renewal leases	796,667	Total Lifestyle Centers	29.30	27.60
Development portfolio:		Total Outlet Centers	26.68	27.34
New leases	—	Total Malls, Lifestyle & Outlet Centers	29.58	29.63
Total leased	1,151,222	Open-Air Centers	15.21	15.05
		Other	19.22	19.32
Year-to-Date:
Operating Portfolio:
New leases	1,257,659
Renewal leases	2,855,587
Development portfolio:
New leases	15,703
Total leased	4,128,949
(1)
Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(2)
Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(3)
Average annual base rents per square foot are based on contractual rents in effect as of December 31, 2022, including the impact of any rent concessions. Average base rents for open-air centers and office buildings include all leased space, regardless of size.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Twelve Months Ended December 31, 2022 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2022:
New	85	238,700	6.38	$36.34	$40.51	$36.43	$(0.09)	(0.2)%	$4.08	11.2%
Renewal	592	1,745,982	2.50	32.62	32.90	36.29	(3.67)	(10.1)%	(3.39)	(9.3)%
Commencement 2022 Total	677	1,984,682	2.98	33.06	33.82	36.30	(3.24)	(8.9)%	(2.48)	(6.8)%

Commencement 2023:
New	9	25,416	7.45	52.86	56.29	44.65	8.21	18.4%	11.64	26.1%
Renewal	195	600,285	2.64	35.26	35.55	34.29	0.97	2.8%	1.26	3.7%
Commencement 2023 Total	204	625,701	2.85	35.98	36.39	34.71	1.27	3.7%	1.68	4.8%

Total 2022/2023	881	2,610,383	2.95	$33.76	$34.44	$35.92	$(2.16)	(6.0)%	$(1.48)	(4.1)%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Signet Jewelers Ltd. (2)	112	166,502	2.80%
2	Victoria's Secret & Co.	49	397,537	2.65%
3	Foot Locker, Inc.	78	377,818	2.57%
4	American Eagle Outfitters, Inc.	61	372,587	2.20%
5	Dick's Sporting Goods, Inc. (3)	25	1,462,150	2.16%
6	Bath & Body Works, Inc.	57	231,813	1.93%
7	Genesco Inc. (4)	82	160,462	1.61%
8	Finish Line, Inc.	36	194,138	1.45%
9	The Buckle, Inc.	37	191,577	1.22%
10	Luxottica Group S.P.A. (5)	81	179,125	1.20%
11	Cinemark Holdings, Inc.	9	467,190	1.16%
12	The Gap, Inc.	45	534,986	1.16%
13	Hot Topic, Inc.	94	222,716	0.99%
14	Express Fashions	30	246,437	0.98%
15	Shoe Show, Inc.	29	378,849	0.91%
16	Spencer Spirit Holdings, Inc.	48	110,906	0.89%
17	Claire's Stores, Inc.	68	85,364	0.87%
18	H & M Hennes & Mauritz AB	38	803,811	0.85%
19	The TJX Companies, Inc. (6)	18	520,475	0.83%
20	Barnes & Noble	17	465,199	0.83%
21	Abercrombie & Fitch, Co.	28	189,942	0.78%
22	Ulta Salon, Cosmetics & Fragrance, Inc.	23	237,961	0.76%
23	Regal Entertainment Group	7	370,773	0.74%
24	The Children's Place, Inc.	35	151,723	0.71%
25	Focus Brands LLC (7)	69	48,270	0.69%
		1,176	8,568,311	32.93%
(1)
Includes the Company's proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.
(2)
Signet Jewelers Ltd. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.
(3)
Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream.
(4)
Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(5)
Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(6)
The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post. In Europe, they operate T.K. Maxx, HomeSense.
(7)
Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Capital Expenditures

(In thousands)

	Successor		Predecessor
	Three Months Ended December 31,	For the Period November 1, through December 31,	For the Period October 1, through October 31,
	2022	2021	2021
Tenant allowances (1)	$7,206	$1,013	$1,396
Deferred maintenance: (2)
Parking lot and parking lot lighting	2,313	198	179
Roof replacements	773	1,066	565
Other capital expenditures	3,981	1,955	510
Total deferred maintenance expenditures	7,067	3,219	1,254
Total capital expenditures	$14,273	$4,232	$2,650

	Successor		Predecessor
	Year Ended December 31,	For the Period November 1, through December 31,	For the Period January 1, through October 31,
	2022	2021	2021
Tenant allowances (1)	$19,885	$1,013	$10,639
Deferred maintenance: (2)
Parking lot and parking lot lighting	5,528	198	1,038
Roof replacements	1,048	1,066	1,103
Other capital expenditures	10,839	1,955	4,636
Total deferred maintenance expenditures	17,415	3,219	6,777
Total capital expenditures	$37,300	$4,232	$17,416
(1)
Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Developments Completed During the Year Ended December 31, 2022

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2022 Cost	Opening Date	Initial Unleveraged Yield
Outparcel Developments:
Kirkwood Mall - Five Guys, Blaze Pizza, Thrifty White, Pancheros, Chick-fil-A	Bismarck, ND	100%	15,275	$7,976	$6,878	$2,520	Q2 '22	8.9%

Redevelopments:
Dakota Square Herberger's - Five Below	Minot, ND	100%	9,502	1,834	1,995	1,995	Q4 '22	8.7%

Total Properties Completed			24,777	$9,810	$8,873	$4,515
(1)
Total Cost is presented net of reimbursements to be received. Represents total cost incurred by the predecessor company and the successor company.
(2)
Cost to Date does not reflect reimbursements until they are received. Represents total cost to date incurred by the predecessor company and the successor company.

Properties Under Development at December 31, 2022

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2022 Cost	Expected Opening Date	Initial Unleveraged Yield
Outparcel Development:
Mayfaire Town Center - hotel development	Wilmington, NC	49%	83,021	$15,435	$-	$-	Spring '24	11.0%

Redevelopments:
The Terrace - Nordstrom Rack (former Staples)	Chattanooga, TN	92%	24,155	2,527	1,622	1,622	Spring '23	13.0%
York Town Center - Burlington (former Bed Bath & Beyond)	York, PA	50%	28,000	1,247	987	987	Spring '23	18.5%
			52,155	3,774	2,609	2,609

Total Properties Under Development			135,176	$19,209	$2,609	$2,609
(1)
Total Cost is presented net of reimbursements to be received. Represents total cost incurred by the predecessor company and the successor company.
(2)
Cost to Date does not reflect reimbursements until they are received. Represents total cost to date incurred by the predecessor company and the successor company.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Sears sold to third party developer for redevelopment. Conn's under construction. Under negotiations with entertainment use.
Brookfield Square	Brookfield, WI	Redeveloped in 2019 with Movie Tavern, Whirlyball, Outback Steakhouse, Uncle Julio's and a convention center/hotel.	Sold to third party for future office use.
CherryVale Mall	Rockford, IL	Redeveloped with Tilt in 2020.	Gallery Furniture opened 2021.
Coastal Grand	Myrtle Beach, SC	Owned by Sears. Under negotiation with sporting goods retailer for lower level.
CoolSprings Galleria	Nashville, TN	Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC

Sale of parcel to Rooms to Go. New store opened December 2021. Longhorn Steakhouse opened. Pad sale to Main Event completed in August 2022 for opening in 2023. Pad lease executed with Bahama Breeze for opening in late 2023.

Dakota Square Mall	Minot, ND	Sold to Scheel's and new expanded store opened in fall 2022.	Ross Dress For Less opened. Five Below opened in fall 2022.
East Towne Mall	Madison, WI	Owned by Sears.	Owned by third party.
Eastland Mall	Bloomington, IL	Closed. Pursuing potential joint venture redevelopment.	Closed. Pursuing potential joint venture redevelopment.
Fayette Mall	Lexington, KY	Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Owned by Sears. Whole Foods sub-leases a third of the box. Sears still operating in remainder. Ground lease termination. Under negotiation for future redevelopment.
Frontier Mall	Cheyenne, WY	Owned by third party. Jax Outdoor Gear purchased location and opened November 2019.
Governor's Square	Clarksville, TN	50/50 joint venture property. Under negotiation/LOIs with tenants.
Hamilton Place	Chattanooga, TN	Redevelopment with Cheesecake Factory (December 2019), Dick's Sporting Goods and Dave & Busters (March 2020). Malone's (opening TBD). Aloft hotel opened June 2021.
Hanes Mall	Winston-Salem, NC	Owned by third party. Novant Health, Inc. purchased Sears and Sear TBA for future medical office.
Harford Mall	Bel Air, MD	Sold to third party developer. New grocer under construction.
Imperial Valley Mall	El Centro, CA	Owned by Seritage.
Jefferson Mall	Louisville, KY	Currently occupied by Overstock. Under negotiation for sale to wholesale club.
Kentucky Oaks Mall	Paducah, KY	Owned by Seritage. Redeveloped with Burlington and Ross Dress for Less.	50/50 joint venture asset. HomeGoods and Five Below opened November 2019.
Kirkwood Mall	Bismarck, ND		New Chick-fil-A, Five Guys, Thrifty White Pharmacy, Blaze Pizza and Panchero's Restaurant opened in parking lot. Construction commencing on building for entertainment user, Tilt.
Laurel Park Place	Livonia, MI		Dunham's Sports opened November 2019.
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX	Owned by Sears.
Mayfaire Town Center	Wilmington, NC

Property	Location	Sears Redevelopment Plans	BonTon Redevelopment Plans
Meridian Mall	Lansing, MI		High Caliber Karts opened fall 2019. Activey leasing women's store. Pursuing non-retail use.
Mid Rivers Mall	St. Peters, MO	Owned by Sears.
Monroeville Mall	Pittsburgh, PA
Northgate Mall	Chattanooga, TN	Building purchased by third party for non-retail development. CBL is 50% partner.
Northpark Mall	Joplin, MO	Building owned by Sears.
Northwoods Mall	North Charleston, SC	Owned by Seritage. Redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Old Hickory Mall	Jackson, TN	Actively leasing.
Parkdale Mall	Beaumont, TX	Owned by Sears.
Parkway Place	Huntsville, AL
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Location purchased from Sears by third party. Conn's opened. Executed lease with Murdoch's Farm & Ranch.
Richland Mall	Waco, TX	Dillard's opened Q2 2020.
South County Center	St. Louis, MO	Sears still paying rent under ground lease.
Southaven Towne Center	Southaven, MS
Southpark Mall	Colonial Heights, VA	Under negotiation with non-retail use/healthcare.
St. Clair Square	Fairview Heights, IL	Building owned by Sears on ground lease.
Stroud Mall	Stroudsburg, PA	EFO Furniture Outlet Opened February 2020.	Shoprite opened October 2019.
Sunrise Mall	Brownsville, TX	Sears sold to third party developer. TruFit and Main Event opened.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Turtle Creek Mall	Hattiesburg, MS	Owned by Sears.
Valley View Mall	Roanoke, VA	Owned by Sears.
Volusia Mall	Daytona Beach, FL	Sears sold to third party developer for future redevelopment.
West County Center	St. Louis, MO
West Towne Mall	Madison, WI	Owned by Seritage. Redeveloped with Dave & Busters and Total Wine. Hobby Lobby opened June 2021. Portillo's restaurant opened fall 2022.	Von Maur opened October 2022.
Westmoreland Mall	Greensburg, PA	Building owned by Sears on ground lease. Potential for non-retail.	Stadium Casino opened November 2020.
York Galleria	York, PA	Hollywood Casino opened August 2021.	Extra Space Storage purchased store and opened.